                            FOURTH AMENDMENT TO LEASE

     THIS FOURTH AMENDMENT TO LEASE, made as of the 31st day of March, 1996, by and between HEIGHTS PLAZA ASSOCIATES, a New Jersey partnership, having an office c/o Alfred Sanzari Enterprises, Court Plaza North, 25
Main Street, Hackensack, New Jersey 07601 (hereinafter called "Landlord"), and MEDICORE, INC., a Florida corporation, having an address at 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604 (hereinafter called "Tenant").

                            W I T N E S S E T H :

     WHEREAS, by Agreement of Lease dated April 30, 1981, as amended by an Amendment to Lease dated October 28, 1985, a Second Amendment to Lease dated April 11, 1988, and a Third Amendment to Lease dated March 21, 1991 (the Agreement of Lease, the Amendment to Lease, the Second Amendment thereto and the Third Amendment thereto being hereinafter collectively referred to as the "Lease"), Landlord and Tenant and/or its predecessor-in-interest, Automated Medical Laboratories, Inc., entered into a lease which now covers approximately three thousand eight hundred seventy (3,870) rentable square feet of space in a portion of the fifth (5th) floor of a certain building commonly known as 777 Terrace Avenue, Hasbrouck Heights, New Jersey (hereinafter called the "Premises"); and

     WHEREAS, the term of the Lease expires as of the date hereof and Landlord and Tenant are mutually desirous of extending the term of the Lease upon all of the terms, covenant and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the sum of Ten ($10.00) Dollars and other good and valuable consideration paid by each party to the other, the receipt and sufficiency whereof are hereby acknowledged by both parties, Landlord and Tenant do hereby covenant and agree as follows:

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     1.  All of the recital clauses hereinabove set forth are hereby in-
corporated by reference as though set forth verbatim and at length herein.

     2.  The term of the Lease is hereby extended for an additional five
(5) year period commencing April 1, 1996, and expiring on March 31, 2001 (hereinafter referred to as the "New Extended Term"), upon all of the same terms, covenants and conditions of the Lease, except as hereinafter ex-pressly set forth.

     3. During the New Extended Term, the base year is hereby changed from 1991 to 1996.

     4. During the New Extended Term, the fixed rent shall be decreased to the sum of Sixty-one Thousand Nine Hundred Twenty ($61,920.00) Dollars per annum.

     5.  During the New Extended Term, the words "tax base" defined in
Article 4(a)(ii) of the Lease shall mean the taxes for the base year and the words "base expenses" defined in Article 4(a)(iv) of the Lease shall mean the operating expenses for the base year.

     6. During the New Extended Term, the estimated Electric Energy Charge is hereby increased to the sum of Four Thousand Eight Hundred Thirty-seven and 50/100 ($4,837.50) Dollars per annum.

     7. During the New Extended Term, the Security Deposit being held by Landlord in the sum of Eleven Thousand Seven Hundred Seventy-One and 25/100 ($11,771.25) Dollars shall be applied to the fixed rent which would other-wise be payable until such time as said Security Deposit has been fully credited against the fixed rent due and owing during the New Extended Term.

     8. Upon the execution of this Fourth Amendment to Lease, Landlord agrees to proceed with all due diligence to perform at its sole cost and expense all of the work set forth on the

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Jeffrey Barton, AIA, P-1 drawing dated October 31, 1995, which drawing has been counter-initialed by the parties hereto.

     9. The Lease is hereby amended by adding at the end thereof the following new Article 36:

         "36.  RENEWAL OPTION.
               --------------

     A. Subject to the provisions set forth below, Tenant shall have the option to renew this Lease for an additional term of five (5) years (the "Renewal Term"), which Renewal Term shall commence upon the expiration of the New Extended Term. All of the terms, covenants and conditions of this Lease shall govern the Renewal Term, except as otherwise specifically set forth hereinafter or if inapplicable thereto.

          (1) The fixed rent shall be the greater of (i) Market Rent (as defined in subparagraph (2) below), or (ii) the fixed rent as adjusted pursuant to Article 4, as of the last day of the New Extended Term.

          (2) "Market Rent" shall mean the fair market rent for the demised premises for the New Extended Term, determined as of the date one hundred eighty (180) days prior to the expiration of the New Extended
Term (the "Determination Date"), based upon the rents generally in effect for comparable office space in comparable condition in Bergen County, New Jersey. Market Rent (for the purposes of determining the fixed rent only during the New Extended Term) shall be determined on what is commonly known as a "gross" basis; this is, in computing Market Rent it shall be assumed that all real estate taxes and customary services are included in such fixed rent. Notwithstanding the foregoing, the fixed rent for the New Extended Term shall be thereafter increased from time to time as provided in this Lease, and the base year, tax base and base expenses for the New Extended Term shall all three be deemed re-defined as and re-computed on the basis of the last calendar year of the New Extended Term of this Lease.

          (3) Landlord shall notify Tenant ("Landlord's Determination Notice") of Landlord's determination of the Market Rent within sixty (60) days of the Determination Date. If Tenant disagrees with Landlord's deter-mination, Tenant shall notify Landlord ("Tenant's Notice of Disagreement") within twenty (20) days of receipt of Landlord's Determination Notice.
Time shall be of the essence with respect to Tenant's Notice of Disagree-ment, and the failure of Tenant to give such notice within the time period set forth above shall conclusively be deemed an acceptance by Tenant of the Market Rent as determined by Landlord and a waiver by Tenant of any right to dispute such Market Rent. If Tenant timely gives its Tenant's Notice of Disagreement, then the Market Rent shall be determined as follows: Landlord and Tenant shall, within thirty (30) days of the date on which Tenant's Notice of Disagreement was given, each appoint an Appraiser for the purpose of determining the Market Rent, an "Appraiser" shall mean a duly qualified impartial real estate appraiser who is a member of the American Institute of Real Estate Appraisers and who has at least ten (10) years experience in appraising the rental value of office properties comparable to the Building and located in Northern
New Jersey. In the event that the two (2) Appraisers so appointed fail to agree as to the Market Rent within a period of thirty (30) days after the appointment of the second Appraiser, such two (2) Appraisers shall forthwith appoint a third Appraiser who shall

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make a determination in the manner hereinafter described within thirty
(30) days thereafter. If such two (2) Appraisers fail to agree upon such third Appraiser within ten (10) days following the last thirty (30) day period, such third Appraiser shall be appointed by the Bergen County Assignment Judge of the New Jersey Superior Court. Such two (2)
Appraisers or the third Appraiser, as the case may be, shall proceed with all reasonable dispatch to determine the Market Rent. Within fifteen (15) days following the appointment of the third Appraiser, each party shall submit to the third Appraiser a written report setting forth its determination of the Market Rent of the applicable premises for the applicable term, together with such information on comparable rentals, or such other evidence as such party shall deem relevant. The third Appraiser shall, within thirty (30) days following the submission of such written reports render its decision by selecting the determination of Market Rent submitted by either the Appraiser selected by Landlord or the Appraiser selected by Tenant which, in the judgment of the third Appraiser, most nearly reflects the Market Rent of the applicable premises for the appli-cable term. It is expressly understood that such third Appraiser shall have no power or authority to select any Market Rent other than a Market Rent submitted by the appraiser selected by Landlord or the Appraiser selected by Tenant, and the decision of such third Appraiser shall be final and binding upon the parties hereto. The decision of such Appraisers shall be final; such decision shall be in writing and a copy shall be delivered simultaneously to Landlord and to Tenant. If such Appraisers fail to deliver their decision as set forth above prior to the commencement of the New Extended Term, Tenant shall pay Landlord the fixed rent at the rate as of the last day of the New Extended Term, until such decision is so delivered. If the Market Rent as determined above is in excess of the actual rent paid, then Tenant, upon demand, shall pay to Landlord the difference between the actual rent paid and the Market Rent from the commencement of the New Extended Term. Landlord and Tenant shall each be responsible for and shall pay the fee of the Appraiser appointed by them respectively, and Landlord and Tenant shall share equally the fee of the third Appraiser.

     B. Tenant's option to renew, as provided in subparagraph A above, shall be conditioned upon and subject to each of the following:

          (1) Tenant shall notify Landlord in writing of its exercise of its option to renew at least nine (9) months, but not more than fifteen
(15) months, prior to the expiration of the New Extended Term;

          (2) At the time Landlord receives Tenant's notice as provided in (1) above, Tenant shall not be in default under the terms or provisions of this Lease beyond the applicable grace period for the cure thereof, and at the time of the exercise of its option, Tenant shall not have subleased more than twenty-five (25) percent of the demised premises;

          (3) Tenant shall have no further renewal option other than the option to extend for the one (1) Renewal Term as set forth in subparagraph
(A) above;

          (4) This option to renew shall be deemed personal to the Tenant and may not be assigned, except to an assignee under an assignment made pursuant to the provisions of this Lease; and

          (5) Landlord shall have no obligation to do any work or perform any services for the New Extended Term with respect to the demised premises which Tenant agrees to accept in its then "as is" condition."

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     10. As herein amended, the Lease is ratified, confirmed and remains in full force and effect.
11.
     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

WITNESS:                        HEIGHTS PLAZA ASSOCIATES
                                (Landlord)
                                By Sanzari Associates, its
                                general partner

------------------------------  By-----------------------------------
                                  David Sanzari, general
                                    partner

ATTEST:                         MEDICORE, INC. (Tenant)

   /s/ Lawrence E. Jaffe           /s/ Thomas K. Langbein
By:--------------------------   By:----------------------------------
Name: Lawrence E. Jaffe         Name: Thomas K. Langbein
      -----------------------         -------------------------------
Title:              Secretary   Title: CEO President
      --------------                  -------------------------------